UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468-9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

On February 25, 2025, N2OFF, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman (“Alon”) and Prof. Ciro Leonardo Pierri (“Ciro”, together with SciSparc and Alon, the “Sellers”, and together with the Company and MitoCareX, the “Parties”) pursuant to which the Company will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company. The Agreement contains customary representations, warranties and covenants by each of the Parties. The closing of the Agreement is contingent upon, among other customary obligations, obtaining approval of the Company’s stockholders by the requisite majority.

Securities Purchase. On the terms and subject to the conditions set forth in the Agreement, on the closing date of the transactions contemplated under the Agreement (the “Closing”, and the date on which the Closing occurs, the “Closing Date”), SciSparc will transfer and sell 6,622 Ordinary Shares to the Company (the “Purchased Shares”), in consideration for a cash payment of $700,000; contingent upon the transfer of Alon’s Shares, Ciro’s Shares and SciSparc’s Exchanged Shares (each as defined below) to the Company. Either Party may terminate the Agreement if the Closing Date has not occurred within ninety days of February 25, 2025.

Securities Exchange. On the terms and subject to the conditions set forth in the Agreement, on the Closing Date the Company will issue and deliver (i) shares of its common stock, par value $0.0001 per share (the “Common Stock”) to Alon representing 15.50% of the Company on a fully-diluted basis; (ii) shares of Common Stock to Ciro representing 7.75% of the Company on a fully-diluted basis; and (iii) shares of Common Stock to SciSparc representing 16.75% on a fully-diluted basis, calculated in each case as of immediately following the Closing (collectively, the “Exchanged Common Stock”); and as consideration for the Exchanged Common Stock, (1) Alon will transfer 11,166 Ordinary Shares to the Company, which will represent 100% of the Ordinary Shares owned by Alon as of the Closing Date (“Alon’s Shares”); (2) Ciro will transfer 5,584 Ordinary Shares to the Company, which will represent 100% of the Ordinary Shares owned by Ciro as of the Closing Date (“Ciro’s Shares”); and (3) SciSparc will transfer 12,066 Ordinary Shares to the Company (“SciSparc’s Exchanged Shares” and together with Alon’s Shares and Ciro’s Shares, the “Exchanged Ordinary Shares”), such that, together with the Purchased Shares, the Company will receive 100% of SciSparc’s holdings in MitoCareX.

Milestone Issuances of Common Stock. On the terms and subject to the conditions set forth in the Agreement, following the Closing Date, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Company on a fully-diluted basis calculated as of immediately following the Closing Date (the “Additional Company Stock”, together with the Exchanged Common Stock, the “Total Common Stock”), which Additional Company Stock, if the respective Milestones are achieved as set forth in the Agreement, will be duly issued in installments based on the achievement of each Milestone, as set forth in the Agreement, and will be allocated amongst the Sellers as follows: 50% to SciSparc, 33.33% to Alon and 16.67% to Ciro. Each respective portion of the Additional Company Stock will be deemed earned and issuable upon the fulfilment of the respective milestones set forth in the Agreement (each a “Milestone”), and will be issued to the Sellers within five business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Company Stock will terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of shares of Additional Company Stock issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of shares of Additional Company Stock attributable to any such non-achieved Milestone pursuant to the Agreement will terminate.

The Total Common Stock described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

MitoCareX Board Composition. Effective as of the Closing Date, the board of directors of MitoCareX will be reconstituted so as to consist of three directors, all of whom will be appointed by the Company.

Employment and Compensatory Arrangement for Alon. Immediately prior to the Closing Date, Alon will enter into an amended employment agreement (the “Amended CEO Agreement”) with the Company and MitoCareX in connection with his employment as the Chief Executive Officer of MitoCareX, which Amended CEO Agreement provides, among other things, for a grant of restricted stock representing 5% of the capital stock of the Company on a fully diluted basis (calculated as of immediately following the Closing), pursuant to the Company’s 2022 Share Incentive Plan. Such shares will vest quarterly, in equal installments, over a period of three years beginning as of the Closing Date, subject to Alon’s continued employment with MitoCareX.

Future Proceeds of N2OFF Capital Raises. As additional consideration for the Exchanged Ordinary Shares, SciSparc, Alon and Ciro will receive, collectively, 30% of the gross proceeds of each financing transaction closed by the Company within five years of the Closing Date, provided that the maximum amount payable to the foregoing parties will be $1,600,000.

Future Financing of MitoCareX. Upon closing of the transactions contemplated by the Agreement, the Company has committed to an initial investment of $1,000,000 in MitoCareX less any such amounts paid to MitoCareX pursuant to the loan agreement, dated December 22, 2024, among the Company, MitoCareX and L.I.A. Pure Capital Ltd. (“Pure Capital”). Furthermore, at all times after the foregoing initial investment, the Company will make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs, provided that (i) the board of directors of the Company has approved in advance thereof an operating plan for MitoCareX and (ii) the Company possesses the financial resources necessary to provide such funding.

Related Parties. The Agreement was approved by the audit committee and the board of directors of the Company specifically in light of certain related party components of the transactions contemplated under the Agreement, including that Alon is the brother of Kfir Silberman, the owner of Pure Capital, a stockholder and lender of the Company owning 9.78% of the Common Stock of the Company as of the date of this Current Report on Form 8-K, and each of Amitay Weiss and Liat Sidi, board members of the Company, also serve as board members of SciSparc.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary is subject to, and qualified in its entirety by, reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On February 26, 2025, the Company, issued a press release entitled “N2OFF Signs Definitive Agreement to Acquire Next-Gen Computational Drug Discovery Company Targeting Resistant Cancers”. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as will be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Company

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) calendar days after the date on which the Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase and Exchange Agreement, dated February 25, 2025, among the Company, MitoCareX Bio Ltd., SciSparc Ltd., Dr. Alon Silberman and Prof. Ciro Leonardo Pierri

99.1	Press release, dated February 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: February 26, 2025	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer